UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

BLUE FOUNDRY BANCORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40619	86-2831373
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

19 Park Avenue, Rutherford, New Jersey		07070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 939-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BLFY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on July 29, 2021, Daniel Chen gave notice on July 28, 2021 of his intention to resign from his positions as Executive Vice President and Chief Financial Officer of Blue Foundry Bancorp and its wholly owned subsidiary, Blue Foundry Bank, as well as from any affiliate and subsidiary entities (collectively, the “Company”) to pursue an employment opportunity outside of community banking.  His final day of employment was September 1, 2021.

With the assistance of Mr. Chen, the Company has successfully transitioned the responsibilities of Chief Financial Officer on an interim basis to its Controller, Alex Agnoletto, effective as of September 2, 2021, while the Company engages in a search to fill this position.

Mr. Agnoletto, age 29, has been our Vice President and Controller since March 2021. Prior to starting at Blue Foundry Bank, Mr. Agnoletto served as the Director of Accounting at Cenlar FSB from July 2020 to March 2021 and previously served as an Audit Manager at KPMG within the banking audit group from October 2014 to June 2020. Mr. Agnoletto received a Bachelor’s and Master’s degree in Accounting from Liberty University. He is a Certified Public Accountant in New Jersey.

Mr. Agnoletto is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Foundry Bancorp
DATE: September 2, 2021	By:	/s/ James D. Nesci
James D. Nesci President and Chief Executive Officer